UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
June 8, 2011
Date of report: (Date of earliest event reported)

GEOEYE, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33015 (Commission File Number)	20-2759725 (I.R.S. Employer Identification Number)
21700 Atlantic Boulevard
Dulles, VA 20166
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders
     On June 8, 2011, the Board of Directors of GeoEye, Inc. (the “Company”) adopted a Rights Agreement between the Company and Mellon Investor Services LLC (operating with the service name BNY Mellon Shareowner Services), as rights agent (as amended from time to time, the “Rights Agreement”).
     In connection with the Rights Agreement, the Board of Directors of the Company declared a dividend of one preferred stock purchase right (individually, a “Right” and collectively, the “Rights”) for each share of common stock, par value $0.01 per share (the “Common Stock”), of the Company outstanding at the close of business on June 22, 2011 (the “Record Date”). Each Right will entitle the registered holder thereof, after the Rights become exercisable and until June 7, 2012 (or the earlier redemption, exchange or termination of the Rights), to purchase from the Company one one-thousandth of a share of Series B Junior Participating Preferred Stock, no par value per share (the “Preferred Stock”), of the Company at a price of $175.00 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”). Until the earlier to occur of (i) the tenth business day following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the Common Stock (an “Acquiring Person”) or (ii) the tenth business day (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of affiliated or associated persons of 20% or more of the Common Stock (the earlier of (i) and (ii) being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates, or, with respect to any uncertificated Common Stock registered in book entry form, by notation in book entry, in either case together with a copy of the Summary of Rights attached as Exhibit C to the Rights Agreement. The Rights Agreement provides that any person who beneficially owned 20% or more of the Common Stock immediately prior to the first public announcement of the adoption of the Rights Agreement, together with any affiliates and associates of that person (each an “Existing Holder”), shall not be deemed to be an “Acquiring Person” for purposes of the Rights Agreement unless an Existing Holder becomes the beneficial owner of one or more additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock in Common Stock or pursuant to a split or subdivision of the outstanding Common Stock). However, if upon acquiring beneficial ownership of one or more additional shares of Common Stock, the Existing Holder does not beneficially own 20% or more of the Common Stock then outstanding, the Existing Holder shall not be deemed to be an “Acquiring Person” for purposes of the Rights Agreement.
     The Rights will be transferred only with the Common Stock until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights). As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on June 7, 2012, subject to the Company’s right to extend such date, unless earlier redeemed or exchanged by the Company or terminated. The Rights will at no time have any voting rights.
     Each share of Preferred Stock purchasable upon exercise of the Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment equal to the greater of (i) $1.00 or (ii) 1,000 times the dividend, if any, declared per share of Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $1,000 per share (plus any accrued but unpaid dividends), provided that such holders of the Preferred Stock will be entitled to an aggregate payment of 1,000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1,000 votes and will vote together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of the Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. The Preferred Stock will not be redeemable. The Rights are protected by customary anti-dilution provisions. Because of the nature of the Preferred Stock’s dividend and liquidation rights, the value of one one-thousandth of a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.
     The Purchase Price payable, and the number of one one-thousandth of a share of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in shares of Preferred Stock (which dividends will be subject to the adjustment described in clause (i) above)) or of subscription rights or warrants (other than those referred to above).
     In the event that a person becomes an Acquiring Person or if the Company were the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of an Acquiring Person and shares of the Common Stock were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the then current Purchase Price of one Right. In the event that, after a person has become an Acquiring Person, the Company were acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current Purchase Price of one Right.
     At any time after a person becomes an Acquiring Person and prior to the earlier of one of the events described in the last sentence of the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the then outstanding Common Stock, the Board of Directors may cause the Company to exchange the Rights (other than Rights owned by an Acquiring Person which have become void), in whole or in part, for shares of Common Stock at an exchange rate of one share of Common Stock per Right (subject to adjustment).
     The Rights may be redeemed in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”) by the Board of Directors at any time prior to the time that an Acquiring Person has become such. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company beyond those as an existing stockholder, including, without limitation, the right to vote or to receive dividends.
     Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company for so long as the Rights are then redeemable, and after the Rights are no longer redeemable, the Company may amend or supplement the Rights Agreement in any manner that does not adversely affect the interests of the holders of the Rights.
     One Right will be distributed to stockholders of the Company for each share of Common Stock owned of record by them on June 30, 2011. As long as the Rights are attached to the Common Stock, the Company will issue one Right with each new share of Common Stock so that all such shares will have attached Rights. The Company has agreed that, from and after the Distribution Date, the Company will reserve 50,000 shares of Preferred Stock initially for issuance upon exercise of the Rights.
     The Rights are designed to assure that all of the Company’s stockholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against partial tender offers, open market accumulations and other abusive or coercive tactics to gain control of the Company without paying all stockholders a control premium. The Rights will cause substantial dilution to a person or group that acquires 20% or more of the Common Stock on terms not approved by the Company’s Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors at any time prior to the first date that a person or group has become an Acquiring Person.
     The Rights Agreement specifying the terms of the Rights and the text of the press release announcing the declaration of the Rights are incorporated herein by reference as exhibits to this current report. The foregoing description of the Rights is qualified in its entirety by reference to such exhibits.

Item 9.01. Financial Statements and Exhibits
4.1 Rights Agreement, dated as of June 8, 2011, between GeoEye, Inc. and Mellon Investor Services LLC (operating with the service name BNY Mellon Shareowner Services), which includes the Form of Certificate of Designations of Series B Junior Participating Preferred Stock as Exhibit A, the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.
99.1 Press Release of GeoEye, Inc., dated June 9, 2011.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoEye, Inc.
Date: June 9, 2011	/s/ William L. Warren
William L. Warren
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
4.1	Rights Agreement, dated as of June 8, 2011, between GeoEye, Inc. and Mellon Investor Services LLC (operating with the service name BNY Mellon Shareowner Services), which includes the Form of Certificate of Designations of Series B Junior Participating Preferred Stock as Exhibit A, the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

99.1	Press Release of GeoEye, Inc., dated June 9, 2011.